Florida
Loan No. 341412
RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO

The Northwestern Mutual Life Ins. Co.
720 East Wisconsin Avenue ‑ Rm N16WC
Milwaukee, WI 53202
Attn: Jennifer A. Dahms
SPACE ABOVE THIS LINE FOR RECORDER'S USE

This instrument was prepared by Marcia Drame, Attorney, for The Northwestern Mutual Life Insurance Company, 720 East Wisconsin Ave., Milwaukee, WI 53202.

AMENDED AND RESTATED
MORTGAGE and SECURITY AGREEMENT

THIS AMENDED AND RESTATED MORTGAGE and SECURITY AGREEMENT is made as of the 9TH day of June, 2016 between SNF PROPERTY LLC, a Delaware limited liability company, whose mailing address is c/o Sun Communities, Inc., Attn.: Karen J. Dearing and SVP Finance, 27777 Franklin Road, Suite 200, Southfield, MI 48034, herein (whether one or more in number) called "Mortgagor", and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, whose mailing address is 720 E. Wisconsin Avenue, Milwaukee, WI 53202, herein called "Mortgagee".

NOTE TO CLERK: This Amended and Restated Mortgage and Security Agreement (the “Mortgage”) together with the other Loan Documents (as defined herein) secures Mortgagor’s Amended and Restated Promissory Note of even date herewith (the “Note”) in favor of Mortgagee in the principal amount of $80,000,000. The Note amends, restates and renews an $80,000,000.00 portion of that certain Promissory Note A-2 dated as of November 7, 2014 from Mortgagor and its affiliates to GS Commercial Real Estate LP (“GS”), a Delaware limited partnership, in the original and current principal amount of $162,500,000.00 (the “Original Note”) and is not a novation. The Original Note was one of three (3) notes comprising all of the overall loan in the amount of $650,000,000 secured by sixty-eight (68) separate mortgages or deeds of trust.

All required Florida documentary stamp and non-recurring intangible taxes have been paid in full in the amount required by law on the Original Note and Original Mortgage (as defined below), and evidence of such payment appears on the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture filing executed by Mortgagor in favor of JPMorgan Chase Bank, National Association, Citigroup Global Markets Realty Group, and GS, dated as of November 7, 2014, and recorded as Instrument Number 2014135650, Official Records of Sarasota County, Florida (the “Original Mortgage”) which is now held by Mortgagee.

The Original Mortgage was a multi-state mortgage which encumbered property inside and outside of the State of Florida. Documentary stamp and intangible taxes were paid on the Original Mortgage as follows:

(A) the value of the Florida collateral constituted 43.91% of the value of all collateral, which as applied to the total loan of $650,000,000 yielded a tax base of $285,442,223.68. The property now being secured by the Mortgage accounted for 27.89% of the value of all of such Florida property and 27.98% of $285,442,223.68 equals $79,609,836.18, which is the portion of the original loan being renewed and continued by the Note. The Note also evidences an additional advance of $390,163.82 on which additional documentary stamp tax in the amount of $1,365.70 is due and is being paid with the filing for record of this Mortgage. (On the Original Mortgage documentary stamp tax in the amount of $1,541,085.00 was paid as the value of the Florida collateral exceeded the tax base derived from the application of the percentage formula.)

(B) credit is also due for an allocable portion of the intangible tax previously paid on the Original Mortgage in the total amount of $570,884.45. As noted above the property secured by this Mortgage accounted for 27.89% of the intangible tax paid on the Original Mortgage or $159,219.68. Intangible tax otherwise due on the principal amount of $80,000,000 is $160,000.00 and accordingly additional intangible tax in the amount of $780.32 is due and is being paid with the filing for record of this Mortgage.

RECITALS

A.    Mortgagor and its affiliates executed that Promissory Note dated as of November 7, 2014, in the original principal amount of $162,500,000.00 in favor of GS Commercial Real Estate, LP, a Delaware limited partnership, which has been assigned to Mortgagee (the "Original Note").

B.    In connection with the execution of the Original Note, and as security therefor, Mortgagor executed and delivered that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of November 7, 2014, which was recorded in the Public Records of Sarasota County, Florida, as Instrument No. 2014135650 (the "Original Mortgage"), which Original Mortgage encumbers the property described therein. The Original Mortgage was assigned pursuant to instruments recorded as Instrument No. 2015047403 and Instrument No. 2015047405 of said Public Records and has been further assigned to Mortgagee.

C.    Additionally, of even date herewith, Mortgagor is executing in favor of Mortgagee that certain Amended and Restated Promissory Note in the original principal amount of Eighty Million Dollars ($80,000,000.00), which renews $79,609,836.18 of the Original Note and also evidences an additional advance of $390,163.82, as further stated in the Note to Clerk on the first page hereof.

D.    Mortgagor and Mortgagee desire hereby to modify and restate the Original Mortgage in its entirety as hereinafter set forth.

NOW THEREFORE, for and in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Mortgagor hereby agree as follows:

1.    The foregoing recitals are true and correct and constitute a material part of this agreement.

2.    The Original Mortgage is hereby amended and restated in its entirety to read as follows:

WITNESSETH, That Mortgagor, in consideration of the indebtedness herein mentioned, does hereby grant, convey, mortgage and warrant unto Mortgagee forever, with power of sale and right of entry and possession, the following property (herein referred to as the "Property"):

A.	The land in the City of Sarasota, County of Sarasota, State of Florida, described in Exhibit "A" attached hereto and incorporated herein (the "Land");

B.
All easements, appurtenances, tenements and hereditaments belonging to or benefiting the Land, including but not limited to all waters, water rights, water courses, all ways, trees, rights, liberties and privileges;

C.
All improvements to the Land, including, but not limited to, all buildings, structures and improvements now existing or hereafter erected on the Land; all fixtures and equipment of every description belonging to Mortgagor which are or may be placed or used upon the Land or attached to the buildings, structures or improvements thereon, including, but not limited to, all engines, boilers, elevators and machinery, all heating apparatus, electrical equipment, air-conditioning and ventilating equipment, water and gas fixtures, and all furniture and easily removable equipment; all of which, to the extent permitted by applicable law, shall be deemed an accession to the freehold and a part of the realty as between the parties hereto; and

D.
Mortgagor's interest in all articles of personal property of every kind and nature whatsoever, including, but not limited to all clubhouse or common area amenities including carpeting, draperies, ranges, microwave ovens, refrigerators, dishwashers, water and sewer equipment, fixtures, and facilities, easily removable equipment and fixtures, furniture, now or hereafter located upon the Land or in or on the buildings and improvements and now owned or leased or hereafter acquired or leased by Mortgagor.

E.
Mortgagee's security interest shall not apply to (i) manufactured homes, park models and RVs, (ii) other personal property items encumbered by a lease or a purchase money lien, or (iii) model/inventory homes purchased directly by Mortgagor or its affiliates (or any wholly owned subsidiary of Principal) for the purpose of resale to tenants or use by the community manager, or (iv) installment sale contracts or promissory notes, loan agreements and other documents governing the sale of manufactured homes by Principal or an affiliate. If requested Mortgagor, Mortgagee agrees to enter into an "Intercreditor Agreement" related to third-party liens on the referenced model/inventory homes, provided said form of Intercreditor Agreement is reasonably satisfactory to Mortgagee. Mortgagor shall pay Mortgagee a service fee of $1,500.00 for each requested Intercreditor Agreement.

Mortgagor agrees not to sell, transfer, assign or remove anything described in B, C and D above now or hereafter located on the Land without prior written consent from Mortgagee unless (i) such action does not constitute a sale or removal of any buildings or structures or the sale or transfer of waters or water rights and (ii) such action results in the substitution or replacement with similar items of equal value.

Without limiting the foregoing grants, Mortgagor hereby pledges to Mortgagee, and grants to Mortgagee a security interest in, all of Mortgagor's present and hereafter acquired right, title and interest in and to the Property and any and all

F.    cash and other funds now or at any time hereafter deposited by or for Mortgagor on account of tax, special assessment, replacement or other reserves required to be maintained pursuant to the Loan Documents (as hereinafter defined) with Mortgagee or a third party, or otherwise deposited with, or in the possession of, Mortgagee pursuant to the Loan Documents; and

G.    surveys, soils reports, environmental reports, guaranties, warranties, architect's contracts, construction contracts, drawings and specifications, applications, permits, surety bonds and other contracts relating to the acquisition, design, development, construction and operation of the Property; and

H.    accounts, chattel paper, deposit accounts, instruments, equipment, inventory, documents, general intangibles, letter-of-credit rights, investment property and all other personal property of Mortgagor, (including, without limitation, any and all rights in the property name “Sun N Fun"); and

I.    present and future rights to condemnation awards, insurance proceeds or other proceeds at any time payable to or received by Mortgagor on account of the Property or any of the foregoing personal property.

All personal property hereinabove described is hereinafter referred to as the "Personal Property".

If any of the Property is of a nature that a security interest therein can be perfected under the Uniform Commercial Code, this instrument shall constitute a security agreement and financing statement if permitted by applicable law and Mortgagor authorizes Mortgagee to file a financing statement describing such Property and, at Mortgagee's request, agrees to join with Mortgagee in the execution of any financing statements and to execute any other instruments that may be necessary or desirable, in Mortgagee's determination, for the perfection or renewal of such security interest under the Uniform Commercial Code.

TO HAVE AND TO HOLD the same unto Mortgagee for the purpose of securing:

(a) Payment to the order of Mortgagee of the indebtedness evidenced by a Consolidated, Amended and Restated Promissory Note of even date herewith (and any restatement, extension or renewal thereof and any amendments thereto) executed by Mortgagor for the principal sum of EIGHTY MILLION DOLLARS, with final maturity no later than June 15, 2028 and with interest as therein expressed (which promissory note, as such instrument may be amended, restated, renewed and extended, is hereinafter referred to as the "Note"), it being recognized that the funds may not have been fully advanced as of the date hereof but may be advanced in the future in accordance with the terms of a written contract; and

(b) Payment of all sums that may become due Mortgagee under the provisions of, and the performance of each agreement of Mortgagor contained in, the Loan Documents; and

(c) Payment of any additional loan or advance made by Mortgagee to Mortgagor at any time within 20 years from the date hereof, with interest thereon at the rate agreed upon, which shall be equally secured with and have the same priority as the original indebtedness and subject to all of the terms and provisions of this mortgage, if such additional loan or advance is evidenced by a promissory note of Mortgagor that is identified by a recital that it is secured by this mortgage; provided that the aggregate amount of outstanding principal at any one time shall not exceed an amount equal to three hundred percent (300%) of the principal sum of the Note set forth in (a) above. It is understood and agreed that this future advance provision shall not be construed to obligate the holder of the Note to make any such additional loans or advances. Any additional note or notes delivered under this future advance provision shall be included in "the Note" wherever it appears in the context of this mortgage.

"Loan Documents" means this instrument, the Note, that certain Loan Application dated March 23, 2016 and that certain acceptance letter issued by Mortgagee dated April 28, 2016, and any amendments to said Loan Application (together, the "Commitment"), that certain Absolute Assignment of Leases and Rents of even date herewith between Mortgagor and Mortgagee (the "Absolute Assignment"), that certain Certification of Borrower of even date herewith , that certain Limited Liability Company Supplement dated contemporaneously herewith, that certain Pledge Agreement from Sun Home Services, Inc., a Michigan corporation, in favor of Mortgagee, that certain Collateral Assignment of the Lease Agreements from Mortgagor in favor of Mortgagee, any other supplements and authorizations required by Mortgagee and any other agreement entered into or document executed by Mortgagor and delivered to Mortgagee in connection with the indebtedness evidenced by the Note, except for that certain Environmental Indemnity Agreement of even date herewith given by Sun Communities Operating Limited Partnership, a Michigan limited partnership (the "Principal") and Mortgagor to Mortgagee (the "Environmental Indemnity Agreement"), as any of the foregoing may be amended from time to time.

TO PROTECT THE SECURITY OF THIS MORTGAGE, MORTGAGOR COVENANTS AND AGREES:

Payment of Debt. Mortgagor agrees to pay the indebtedness hereby secured (the "Indebtedness") promptly and in full compliance with the terms of the Loan Documents.

Ownership. Mortgagor represents that it owns the Property and has good and lawful right to convey the same and that the Property is free and clear from any and all encumbrances whatsoever, except as appears in the title evidence accepted by Mortgagee. Mortgagor does hereby forever warrant and shall forever defend the title and possession thereof against the claims of any and all persons whomsoever.

Maintenance of Property and Compliance with Laws. Mortgagor agrees to keep the buildings and other improvements now or hereafter erected on the Land in good condition and repair; not to commit or suffer any waste; to comply with all laws, rules and regulations affecting the Property; and to permit Mortgagee, upon at least twenty four (24) hours prior notice (except in the case of an emergency) to enter at all reasonable times for the purpose of inspection and of conducting, in a reasonable and proper manner, such tests as Mortgagee determines to be necessary in order to monitor Mortgagor's compliance with applicable laws and regulations regarding hazardous materials affecting the Property, at Mortgagee’s sole cost and expense.

Tenants Using Chlorinated Solvents. Mortgagor agrees not to lease any of the Property, without the prior written consent of Mortgagee, to (i) dry cleaning operations that perform dry cleaning on site with chlorinated solvents or (ii) any other tenants that use chlorinated solvents in the operation of their businesses at the Property.

Business Restriction Representation and Warranty. Mortgagor represents and warrants that each of Mortgagor, all persons and entities owning a 15% or more direct or indirect ownership interest in Mortgagor, all guarantors of all or any portion of the Indebtedness, and all persons and entities executing any separate indemnity agreement in favor of Mortgagee in connection with the Indebtedness: (i) is not, and shall not become, a person or entity with whom Mortgagee is restricted from doing business with under regulations of the Office of Foreign Assets Control ("OFAC") of the Department of the Treasury (including, but not limited to, those named on OFAC's Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (ii) is not, and shall not become, a person or entity with whom Mortgagee is restricted from doing business under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder; and (iii) is not knowingly engaged in, and shall not knowingly engage in, any dealings or transaction or be otherwise associated with such persons or entities described in (i) or (ii) above.

Insurance. Mortgagor agrees to keep the Property insured for the protection of Mortgagee and Mortgagee's wholly owned subsidiaries and agents in such manner and in such amounts as are set forth in the Commitment with such companies as Mortgagee may from time to time approve, and to keep the policies therefor, properly endorsed, on deposit with Mortgagee, or at Mortgagee's option, to keep evidence of insurance acceptable to Mortgagee evidencing all insurance coverages required hereunder on deposit with Mortgagee, which evidence shall reflect at least thirty (30) days notice of cancellation to Mortgagee and shall list Mortgagee as the certificate holder or as a similar additional interest with Mortgagee's correct mailing address and the loan number assigned to the loan (341412); if Mortgagor requests Mortgagee to accept a different form of evidence, Mortgagee shall not unreasonably withhold its consent, provided, a copy of a standard mortgagee endorsement in favor of Mortgagee stating that the insurer shall provide at least thirty (30) days notice of cancellation to Mortgagee accompanies such evidence. Mortgagor shall furnish Mortgagee with evidence of renewals of all applicable insurance no later than fifteen (15) days after the actual insurance expiration date.

Notwithstanding the above, in addition to all other remedies available to Mortgagee hereunder, at law, and in equity, if at any time during the term of the Indebtedness Mortgagor fails to provide Mortgagee, within thirty (30) days after Mortgagee's written request (the "Evidence of Insurance Due Date"), with evidence of wind insurance in a form required by Mortgagee, evidencing that Mortgagor is maintaining the insurance required by Mortgagee, then interest on the unpaid principal balance of the Indebtedness shall, as of the Evidence of Insurance Due Date, accrue and be payable at the Increased Rate (as defined in the section herein entitled "Financial Statements"). The amount of the payments due during the time in which the Increased Rate is in effect shall be increased with no change in amortization. Commencing on the date on which Mortgagee receives evidence of wind insurance in a form required by Mortgagee evidencing that Mortgagor is maintaining the wind insurance required by Mortgagee, interest on the unpaid principal balance shall again accrue at the Interest Rate (as defined in the Note) and the payments shall be reduced accordingly. Mortgagor and Mortgagee acknowledge and agree that the remedies provided for in this paragraph, in addition to all other remedies available to Mortgagee hereunder, at law and in equity, shall apply regardless of the cost of the wind insurance required by Mortgagee or whether the wind insurance required by Mortgagee is then available to Mortgagor.

If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty and the amount of such damage is greater than $250,000.00, Mortgagor shall give prompt written notice thereof to Mortgagee (provided that Mortgagor shall be required to give such notice to Mortgagee in any event if any bodily injury or death occurs in connection with any such casualty). Following the occurrence of a casualty, Mortgagor, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the improvements on the Property to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law. All insurance loss proceeds from all property insurance policies(less expenses of collection) whether or not required by Mortgagee, shall, at Mortgagee's option, be applied on the Indebtedness, whether due or not, or to the restoration of the Property, or be released to Mortgagor, but such application or release shall not cure or waive any default under any of the Loan Documents. If Mortgagee elects to apply the insurance loss proceeds on the Indebtedness, no prepayment fee shall be due thereon.

Notwithstanding the foregoing provision, Mortgagee agrees that if the insurance loss proceeds are less than the unpaid principal balance of the Note and if the casualty occurs prior to the last two (2) years of the term of the Note, then the insurance loss proceeds (less expenses of collection) shall be applied to restoration of the Property to its condition prior to the casualty, subject to satisfaction of the following conditions:

(a)    There is no existing Event of Default at the time of casualty.

(b)    The casualty insurer has not denied liability for payment of insurance loss proceeds to Mortgagor as a result of any act, neglect, use or occupancy of the Property by Mortgagor.

(c)    Mortgagee shall be satisfied that all insurance loss proceeds so held, together with supplemental funds to be made available by Mortgagor, shall be sufficient to complete the restoration of the Property. Any remaining insurance loss proceeds may, at the option of Mortgagee, be applied on the Indebtedness, whether or not due, or be released to Mortgagor.

(d)    If required by Mortgagee, Mortgagee shall be furnished a satisfactory report addressed to Mortgagee from an environmental engineer or other qualified professional satisfactory to Mortgagee to the effect that no material adverse environmental impact to the Property resulted from the casualty which cannot be sufficiently mitigated as evidenced by satisfactory support documentation (e.g. contracts, reports, agreements to complete work, testing).

(e)    Mortgagee shall release casualty insurance proceeds as restoration of the Property progresses provided that Mortgagee is furnished satisfactory evidence of the costs of restoration and if, at the time of such release, there shall exist no Monetary Default (as hereinafter defined) under the Loan Documents and no Non-Monetary Default under the Loan Documents with respect to which Non-Monetary Default Mortgagee shall have given Mortgagor notice pursuant to the "Notice of Default" provision herein. If a Monetary Default shall occur or Mortgagee shall give Mortgagor notice of a Non-Monetary Default, Mortgagee shall have no further obligation to release insurance loss proceeds hereunder unless such default is cured within the cure period set forth in the "Notice of Default" provision contained herein. If the estimated cost of restoration exceeds $250,000.00, (i) the drawings and specifications for the restoration shall be approved by Mortgagee in writing prior to commencement of the restoration, and (ii) Mortgagee shall receive an administration fee equal to one percent (1%) of the cost of restoration.

(f)    Prior to each release of funds, Mortgagor shall obtain for the benefit of Mortgagee an endorsement to Mortgagee's title insurance policy insuring Mortgagee's lien as a first and valid lien on the Property subject only to liens and encumbrances theretofore approved by Mortgagee.

(g)    Mortgagor shall pay all costs and expenses incurred by Mortgagee, including, but not limited to, outside legal fees, title insurance costs, third‑party disbursement fees, third‑party engineering reports and inspections deemed necessary by Mortgagee.

(h)    All reciprocal easement and operating agreements benefiting the Property, if any, shall remain in full force and effect between the parties thereto on and after restoration of the Property.

(i)    Mortgagee shall be reasonably satisfied that Projected Debt Service Coverage of at least 1.10 will be achieved from the leasing of not more than eighty-nine percent (89%) of the developed sites within the Property with standard form leases satisfactory to Mortgagee (Mortgagor’s standard form reasonably approved by Mortgagee) to commence not later than thirty (30) days following completion of such restoration (the "Approved Lease").

"Projected Debt Service Coverage" means a number calculated by dividing Projected Operating Income Available for Debt Service for the first fiscal year following restoration of the Property by the debt service during the same fiscal year under all indebtedness secured by any portion of the Property. For purposes of the preceding sentence, "debt service" means the greater of (x) debt service due under all such indebtedness during the first fiscal year following completion of the restoration of the Property or (y) debt service that would be due and payable during such fiscal year if all such indebtedness were amortized over thirty (30) years (whether or not amortization is actually required) and if interest on such indebtedness were due as it accrues at the face rate shown on the notes therefor (whether or not interest payments based on such face rates are required).

"Projected Operating Income Available for Debt Service" means projected gross annual rent from the Approved Leases for the first full fiscal year following completion of the restoration of the Property less:

(A)	The operating expenses of the Property for the last fiscal year preceding the casualty and

(B)    the following:

(ii)    the amount, if any, by which actual gross income during such fiscal period exceeds that which would be earned from the rental of 94% occupancy (based on developed lots) at the Property;

(iii)    the amount, if any, by which the actual management fee is less than 2.50% of gross revenue (as adjusted by Mortgagee in (B)(i) above) during such fiscal period;

(iv)    the amount, if any, by which the actual real estate taxes are less than $1,455,100.00 per annum; and

(v)    the amount, if any, by which total actual operating expenses, excluding management fees, real estate taxes and replacement reserves, are less than $6,302,500.00 per annum.

All projections referenced above shall be calculated in a manner satisfactory to Mortgagee.

Condemnation. Mortgagor hereby assigns to Mortgagee (i) any award and any other proceeds resulting from damage to, or the taking of, all or any portion of the Property, and (ii) the proceeds from any sale or transfer in lieu thereof (collectively, "Condemnation Proceeds") in connection with condemnation proceedings or the exercise of any power of eminent domain or the threat thereof (hereinafter, a "Taking"); if the Condemnation Proceeds are less than the unpaid principal balance of the Note and such damage or Taking occurs prior to the last two (2) years of the term of the Note, such Condemnation Proceeds (less expenses of collection) shall be applied to restoration of the Property to its condition, or the functional equivalent of its condition prior to the Taking, subject to the conditions set forth above in the section entitled "Insurance" and subject to the further condition that restoration or replacement of the improvements on the Land to their functional and economic utility prior to the Taking be possible. Any portion of such award and proceeds not applied to restoration shall, at Mortgagee's option, be applied on the Indebtedness, whether due or not, or be released to Mortgagor, but such application or release shall not cure or waive any default under any of the Loan Documents.

Taxes and Special Assessments. Mortgagor agrees to pay before delinquency all taxes and special assessments of any kind that have been or may be levied or assessed against the Property, this instrument, the Note or the Indebtedness, or upon the interest of Mortgagee in the Property, this instrument, the Note or the Indebtedness, and to procure and deliver to Mortgagee within 30 days after Mortgagee shall have given a written request to Mortgagor, the official receipt of the proper officer showing timely payment of all such taxes and assessments; provided, however, that Mortgagor shall not be required to pay any such taxes or special assessments if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and funds sufficient to satisfy the contested amount have been deposited in an escrow satisfactory to Mortgagee.

Personal Property. With respect to the Personal Property, Mortgagor hereby represents, warrants and covenants as follows:

(a)    Except for the security interest granted hereby, Mortgagor is, and as to portions of the Personal Property to be acquired after the date hereof will be, the sole owner of the Personal Property, free from any lien, security interest, encumbrance or adverse claim thereon of any kind whatsoever. Mortgagor shall notify Mortgagee of, and shall indemnify and defend Mortgagee and the Personal Property against, all claims and demands of all persons at any time claiming the Personal Property or any part thereof or any interest therein.

(b)    Except as otherwise provided above, Mortgagor shall not lease, sell, convey or in any manner transfer the Personal Property without the prior consent of Mortgagee.

(c)    Mortgagor is a limited liability company organized under the laws of the State of Delaware. Until the Indebtedness is paid in full, Mortgagor (i) shall not change its legal name without providing Mortgagee with thirty (30) days prior written notice; (ii) shall not change its state of organization; and (iii) shall preserve its existence and shall not, in one transaction or a series of transactions, merge into or consolidate with any other entity.

(d)    At the request of Mortgagee, Mortgagor shall join Mortgagee in executing one or more financing statements and continuations and amendments thereof pursuant to the Uniform Commercial Code in form satisfactory to Mortgagee, and Mortgagor shall pay the cost of filing the same in all public offices wherever filing is deemed by Mortgagee to be necessary or desirable. Mortgagor shall also, at Mortgagor's expense, take any and all other action requested by Mortgagee to perfect Mortgagee's security interest under the Uniform Commercial Code with respect to the Personal Property, including, without limitation, exercising Mortgagor's best efforts to obtain any consents, agreements or acknowledgments required of third parties to perfect Mortgagee's security interest in Personal Property consisting of deposit accounts, letter-of-credit rights, investment property, and electronic chattel paper.

Other Liens. Mortgagor agrees to keep the Property and any Personal Property free from all other liens either prior or subsequent to the lien created by this instrument, other than matters affecting title to the Property that have been approved or accepted by Mortgagee in connection with the Loan. The (i) creation of any other lien on any portion of the Property or on any Personal Property, whether or not prior to the lien created hereby, (ii) assignment or pledge by Mortgagor of its revocable license to collect, use and enjoy rents and profits from the Property, or (iii) granting or permitting of a security interest in or other encumbrance on the direct or indirect ownership interests in Mortgagor, shall constitute a default under the terms of this instrument; except that upon written notice to Mortgagee, Mortgagor may proceed to contest in good faith and by appropriate proceedings any mechanics liens, tax liens or judgment liens with respect to the Property or any Personal Property described herein, provided funds sufficient to satisfy the contested amount have been deposited in an escrow account satisfactory to Mortgagee.

Indemnification, Duty to Defend and Costs, Fees and Expenses. In addition to any other indemnities contained in the Loan Documents, Mortgagor shall indemnify, defend and hold Mortgagee harmless from and against any and all losses, liabilities, claims, demands, damages, costs and expenses (including, but not limited to, costs of title evidence and endorsements to Mortgagee's title insurance policy with respect to the Property and reasonable attorney fees and other costs of defense) which may be imposed upon, incurred by or asserted against Mortgagee, whether or not any legal proceeding is commenced with regard thereto, in connection with: (i) the enforcement of any of Mortgagee's rights or powers under the Loan Documents; (ii) the interpretation of any of the terms and conditions of the Loan Documents, (iii) the protection of Mortgagee's interest in the Property; or (iv) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on any sidewalk, curb, parking area, space or street located adjacent thereto. If any claim or demand is made or asserted against Mortgagee by reason of any event as to which Mortgagor is obligated to indemnify or defend Mortgagee, then, upon demand by Mortgagee, Mortgagor, at Mortgagor's sole cost and expense, shall defend such claim, action or proceeding in Mortgagee's name, if necessary, by such attorneys as Mortgagee shall approve. Notwithstanding the foregoing, Mortgagee may, in Mortgagee's sole discretion, engage its own attorneys to defend it or assist in its defense and Mortgagor shall pay the reasonable fees and disbursements of such attorneys.

Failure of Mortgagor to Act. If Mortgagor fails to make any payment or do any act as herein provided, Mortgagee may, without obligation to do so, without notice to or demand upon Mortgagor and without releasing Mortgagor from any obligation hereof: (i) make or do the same in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof, Mortgagee being authorized to enter upon the Property for such purpose; (ii) appear in and defend any action or proceeding purporting to affect the security hereof, or the rights or powers of Mortgagee; (iii) pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of Mortgagee appears to be prior or superior hereto; and (iv) in exercising any such powers, pay necessary expenses, employ counsel and pay its reasonable fees. Sums so expended and all losses, liabilities, claims, damages, costs and expenses required to be reimbursed by Mortgagor to Mortgagee hereunder shall be payable by Mortgagor immediately upon demand with interest from date of expenditure or demand, as the case may be, at the Default Rate (as defined in the Note). All sums so expended or demanded by Mortgagee and the interest thereon shall be included in the Indebtedness and secured by the lien of this instrument.

Event of Default. Any default by Mortgagor in making any required payment of the Indebtedness or any default in any provision, covenant, agreement, warranty or certification contained in any of the Loan Documents shall, except as provided in the two immediately succeeding paragraphs, constitute an "Event of Default".

Notice of Default. A default in any payment required in the Note or any other Loan Document, whether or not payable to Mortgagee, (a "Monetary Default") shall not constitute an Event of Default unless Mortgagee shall have given a written notice of such Monetary Default to Mortgagor and Mortgagor shall not have cured such Monetary Default by payment of all amounts in default (including payment of interest at the Default Rate, as defined in the Note, from the date of default to the date of cure on amounts owed to Mortgagee) within five (5) business days after the date on which Mortgagee shall have given such notice to Mortgagor.

Any other default under the Note or under any other Loan Document (a "Non‑Monetary Default") shall not constitute an Event of Default unless Mortgagee shall have given a written notice of such Non‑Monetary Default to Mortgagor and Mortgagor shall not have cured such Non‑Monetary Default within thirty (30) days after the date on which Mortgagee shall have given such notice of default to Mortgagor (or, if the Non‑Monetary Default is not curable within such 30‑day period, Mortgagor shall not have diligently undertaken and continued to pursue the curing of such Non‑Monetary Default and deposited an amount sufficient to cure such Non‑Monetary Default in an escrow account satisfactory to Mortgagee).

In no event shall the notice and cure period provisions recited above constitute a grace period for the purposes of commencing interest at the Default Rate (as defined in the Note).

Appointment of Receiver. Upon commencement of any proceeding to enforce any right under this instrument, including foreclosure thereof, Mortgagee (without limitation or restriction by any present or future law, without regard to the solvency or insolvency at that time of any party liable for the payment of the Indebtedness, without regard to the then value of the Property, whether or not there exists a threat of imminent harm, waste or loss to the Property and or whether the same shall then be occupied by the owner of the equity of redemption as a homestead) shall have the absolute right to the appointment of a receiver of the Property and of the revenues, rents, profits and other income therefrom, and said receiver shall have (in addition to such other powers as the court making such appointment may confer) full power to collect all such income and, after paying all necessary expenses of such receivership and of operation, maintenance and repair of said Property, to apply the balance to the payment of any of the Indebtedness then due.

Foreclosure. Upon the occurrence of an Event of Default and the lapse of all applicable notice and grace periods, the entire unpaid Indebtedness shall, at the option of Mortgagee, become immediately due and payable for all purposes without any notice or demand, except as required by law, (ALL OTHER NOTICE OF THE EXERCISE OF SUCH OPTION, OR OF THE INTENT TO EXERCISE SUCH OPTION, BEING HEREBY EXPRESSLY WAIVED), and Mortgagee may, in addition to exercising any rights it may have with respect to the Personal Property under the Uniform Commercial Code of the jurisdiction in which the Property is located, institute proceedings in any court of competent jurisdiction to foreclose this instrument as a mortgage, or to enforce any of the covenants hereof, or Mortgagee may, to the extent permitted by applicable law, either personally or by agent or attorney in fact, enter upon and take possession of the Property and may manage, rent or lease the Property or any portion thereof upon such terms as Mortgagee may deem expedient, and collect, receive and receipt for all rentals and other income therefrom and apply the sums so received as hereinafter provided in case of sale. Mortgagee is hereby further authorized and empowered, to the extent permitted by applicable law, as agent or attorney in fact, either after or without such entry, to sell and dispose of the Property en masse or in separate parcels (as Mortgagee may think best), and all the right, title and interest of Mortgagor therein, by advertisement or in any manner provided by applicable law, (MORTGAGOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO A HEARING PRIOR TO SUCH SALE, TO THE EXTENT PERMITTED BY APPLICABLE LAW), and to issue, execute and deliver a deed of conveyance, all as then may be provided by applicable law; and Mortgagee, to the extent permitted by applicable law, shall, out of the proceeds or avails of such sale, after first paying and retaining all fees, charges, costs of advertising the Property and of making said sale, and attorneys' fees as herein provided, apply such proceeds to the Indebtedness, including all sums advanced or expended by Mortgagee or the legal holder of the Indebtedness, with interest from date of advance or expenditure at the Default Rate (as defined in the Note), rendering the excess, if any, as provided by law; such sale or sales and said deed or deeds so made shall be a perpetual bar, both in law and equity, against Mortgagor, the heirs, successors and assigns of Mortgagor, and all other persons claiming the Property aforesaid, or any part thereof, by, from, through or under Mortgagor. The legal holder of the Indebtedness may purchase the Property or any part thereof, and it shall not be obligatory upon any purchaser at any such sale to see to the application of the purchase money.

Prohibition on Transfer. The present ownership and management of the Property is a material consideration to Mortgagee in making the loan secured by this instrument, and Mortgagor shall not (i) convey title to all or any part of the Property, (ii) enter into any ground lease or contract to convey (land contract/installment sales contract/contract for deed) title to all or any part of the Property which gives a purchaser possession of, or income from, the Property prior to a transfer of title to all or any part of the Property ("Contract to Convey") or (iii) cause or permit a Change in the Proportionate Ownership (as hereinafter defined) of Mortgagor. Any such conveyance, entering into a Contract to Convey or Change in the Proportionate Ownership of Mortgagor shall constitute a default under the terms of this instrument.

"Change in the Proportionate Ownership" means in the case of a corporation, a change in, or the existence of a lien on, the direct or indirect ownership of the stock of Mortgagor; in the case of a trust, a change in the trustee, or a change in, or the existence of a lien on, the direct or indirect ownership of the beneficial interests of Mortgagor; in the case of a limited liability company, a change in, or the existence of a lien on, the direct or indirect ownership of the limited liability company interests of Mortgagor; or, in the case of a partnership, a change in, or the existence of a lien on, the direct or indirect ownership of the partnership interests of Mortgagor.

Notwithstanding the foregoing, the following transfers shall be permitted without Mortgagee's consent, prior notice, payment of assumption fees or any other limitations or restrictions, except as expressly set forth below:

(1)
transfer, issuance or redemption of shares of stock, options or warrants of Sun Communities, Inc. (“Sun Communities”) by any person, or any transfer, issuance or redemption by any person of the stock, membership interests, partnership interests or other ownership interests of any shareholder, partner, member, manager or trust who is a direct or indirect legal or beneficial owner of any shares of stock of Sun Communities;

(2)	direct or indirect transfers of interests in Mortgagor among Sun Communities, Principal and their Affiliates, provided that no change in control of Mortgagor is effected by such transfers;

(3)
any transfer, exchange, issuance or redemption of the limited partnership interests of Principal or Carefree Communities, Inc., a Delaware corporation, by any person, so long as not less than 70% of the partnership interests in Principal (which include those partnership units that are convertible into shares of Sun Communities’ stock) are owned, and Principal is controlled, by Sun Communities or any transfer, exchange, issuance or redemption of the stock, membership interests, partnership interests or other ownership interests of any shareholder, partner, member, manager or trust who is a direct or indirect legal or beneficial owner of a limited partnership interest in Principal; and

(4)
any transfer, exchange, issuance or redemption of the direct or indirect ownership interests in the Mortgagor which results in the elimination of such entity as a direct or indirect owner of the Mortgagor, and/or the liquidation of Carefree Communities Inc., a Delaware corporation, so long as, in either such case, Principal owns, directly or indirectly, one hundred percent (100%) of the ownership interests in the Mortgagor.

Notwithstanding the foregoing, provided there is no Event of Default under any Loan Document, upon the prior written request from Mortgagor, Mortgagee shall not withhold its consent to a change in the ownership in Principal and Sun Communities, due to a merger by or acquisition of Principal and the vast majority of its assets (not less than 80% of its assets) which results in an entity of greater size and financial wherewithal (the "Transfer"), provided:

(A)
after the Transfer, the replacement principal (the "Creditworthy Party") has a net worth determined in accordance with generally accepted accounting principles of not less than that of the existing Principal prior to the Transfer (in no event less than $1,000,000,000.00 on a market value basis prior to the Transfer);

(B)	the Creditworthy Party is experienced in the ownership and management of high quality manufactured housing and rv communities;

(C)
the Creditworthy Party and all persons and entities (i) owning (directly or indirectly) a 10% or more ownership interest in the Creditworthy Party, or (ii) which are in control of the Creditworthy Party, are not (and have never been): (a) subject to any bankruptcy, reorganization, or insolvency proceedings or any criminal charges or proceedings, or (b) a litigant, plaintiff, or defendant in any suit brought against or by Mortgagee;

(D)
the Creditworthy Party executes Mortgagee's then current forms of Guarantee of Recourse Obligations and Environmental Indemnity Agreement, and Mortgagee receives a satisfactory enforceability opinion with respect to the foregoing from counsel approved by Mortgagee;

(E)
an environmental report on the Property, which meets Mortgagee's then current requirements and is updated to no earlier than ninety (90) days prior to the date of the Transfer, is provided to Mortgagee at least thirty (30) days prior to the date of the Transfer and the results of said report are satisfactory to Mortgagee at the time of the Transfer;

(F)
if required by Mortgagee, Mortgagee receives an endorsement to its policy of title insurance, satisfactory to Mortgagee, insuring Mortgagee's lien on the Property as a first and valid lien on the Property subject only to liens and encumbrances theretofore approved by Mortgagee; and

(G)	the Property under the Loan shall be part of such Transfer such that the Creditworthy Party shall directly or indirectly own the Mortgagor, which owns the Property under the Loan.

If Mortgagor shall make a Transfer pursuant to the above conditions, Mortgagee shall be paid a fee equal to 0.75% of the then outstanding balance of the Note ($25,000.00 non-refundable to be submitted with such request with the balance due at closing of the Transfer). The fee shall be paid on or before the closing date of such one-time transfer. At the time of such Transfer, no modification of the interest rate or repayment terms of the Note will be required and support documentation shall be timely provided to Mortgagee and in satisfactory form prior to the Transfer.

Financial Statements. Mortgagor shall furnish to Mortgagee:

(A)    the following financial statements for the Property within ninety (90) days after the close of each fiscal year of the Mortgagor (the "Property Financial Statements Due Date"):

(i)    an unaudited statement of operations (which shall include on a combined basis with Mortgagor, the statement of operations for Sun TRS Sun N Fun RV Resort LLC, a Delaware limited liability company (“TRS”)) for such fiscal year with a detailed line item break-down of all sources of income and expenses, including capital expenses broken down between, capital maintenance, common area renovation, and expansion; and

(ii)    a current rent roll identifying leased lot and current contract rent; and

(iii)    an operating budget for the current fiscal year.

(B)    the following unaudited financial statements (or audited made available to Mortgagee) that Mortgagee may, in Mortgagee's sole discretion, require from time to time within thirty (30) days after receipt of a written request from Mortgagee (the "Requested Financial Statements Due Date")

(i)    a balance sheet for the Property as of the last day of Mortgagor's most recently closed fiscal year; and

(ii)    a balance sheet for Mortgagor (if not the same as 5.(B)(i) above) as of the last day of Mortgagor's most recently closed fiscal year; and

(iii)    a balance sheet for Principal as of the last day of Principal's most recently closed fiscal year, if available; if not available, then Mortgagor shall deliver the most recent public filings of Sun Communities, provided not less than 70% of the assets of Principal are owned and controlled, directly or indirectly, by Sun Communities; and

(iv)    a statement of cash flows for the Property as of the last day of Mortgagor's most recently closed fiscal year; and

(v)    a statement of cash flows for the Mortgagor(if not the same as 5.(B)(iv) above) as of the last day of Mortgagor's most recently closed fiscal year.

Furthermore, Mortgagor shall furnish to Mortgagee within twenty (20) days after receipt of a written request from Mortgagee such reasonable financial and management information in the possession of, or accessible to, Mortgagor which Mortgagee determines to be useful in Mortgagee's monitoring of the value and condition of the Property, Mortgagor (including the combined operations on the Property of TRS) or Principal.

The Property Financial Statements Due Date and the Requested Financial Statements Due Date are each sometimes hereinafter referred to as a "Financial Statements Due Date".

Notwithstanding the foregoing, in no event shall a Financial Statements Due Date for a particular financial statement be prior to the 90th day following the close of the fiscal year covered by such financial statement.

If audited, the financial statements identified in sections (A)(i), (A)(ii), and (B)(i) through (B)(v) above, shall each be prepared in accordance with generally accepted accounting principles by an independent nationally recognized certified public accounting firm. All unaudited statements shall contain a certification by a senior officer of Principal stating that they have been prepared in accordance with generally accepted accounting principles and that they are true and correct. The expense of preparing all of the financial statements required in (A) and (B) above, shall be borne by Mortgagor.

Mortgagor acknowledges that Mortgagee requires the financial statements and information required herein to record accurately the value of the Property for financial and regulatory reporting.

Mortgagee acknowledges that the financial statements and information delivered to Mortgagee by Mortgagor during the due diligence is in a format satisfactory to Mortgagee for delivery going forward.

In addition to all other remedies available to Mortgagee hereunder, at law and in equity, if any financial statement, additional information or proof of payment of property taxes and assessments is not furnished to Mortgagee as required in this section entitled "Financial Statements" and in the section entitled "Taxes and Special Assessments", within thirty (30) days after Mortgagee shall have given written notice to Mortgagor that it has not been received as required,

(x) interest on the unpaid principal balance of the Indebtedness shall as of the applicable Financial Statements Due Date or the date such additional information or proof of payment of property taxes and assessments was due, accrue and become payable at a rate equal to the sum of the Interest Rate (as defined in the Note) plus one percent (1%) per annum (the "Increased Rate"); and

(y) Mortgagee may elect to obtain an independent appraisal and audit of the Property at Mortgagor's expense, and Mortgagor agrees that it will, upon request, promptly make Mortgagor's books and records regarding the Property available to Mortgagee and the person(s) performing the appraisal and audit (which obligation Mortgagor agrees can be specifically enforced by Mortgagee).

The amount of the payments due under the Note during the time in which the Increased Rate shall be in effect shall be changed to an amount which is sufficient to reflect the Increased Rate with no change in the amortization of the unpaid principal balance. Interest shall continue to accrue and be due and payable monthly at the Increased Rate until the date (the "Receipt Date") on which all of the financial statements, additional information and proof of payment of property taxes and assessments (as requested by Mortgagee) shall be furnished to or made available to Mortgagee as required. Commencing on the Receipt Date, interest on the unpaid principal balance of the Note shall again accrue at the Interest Rate with no change in amortization, and the payments due during the remainder of the term of the Note shall be changed to an amount which is sufficient to amortize the then unpaid principal balance at the Interest Rate. Notwithstanding the foregoing, Mortgagee shall have the right to conduct an independent audit at its own expense at any time.

Property Management. Mortgagor will self-manage the Property. If a third-party management company is engaged, such management company for the Property shall be satisfactory to Mortgagee.

Deposits by Mortgagor. To assure the timely payment of real estate taxes and special assessments (including personal property taxes, if appropriate), upon the occurrence of an Event of Default, Mortgagee shall thence forth have the option to require Mortgagor to deposit funds with Mortgagee, in monthly or other periodic installments in amounts estimated by Mortgagee from time to time sufficient to pay real estate taxes and special assessments as they become due. If at any time the funds so held by Mortgagee shall be insufficient to pay any of said expenses, Mortgagor shall, upon receipt of notice thereof, immediately deposit such additional funds as may be necessary to remove the deficiency. All funds so deposited shall be irrevocably appropriated to Mortgagee to be applied to the payment of such real estate taxes and special assessments and, at the option of Mortgagee after default, the Indebtedness. Mortgagee may deduct from any amounts so held, any fees, costs or expenses incurred in connection with holding such amounts and/or paying amounts to taxing authorities or other parties, including, without limitation any fees, costs or expenses associated with paying amounts via e-check or electronically.

Notices. Any notices, demands, requests and consents permitted or required hereunder or under any other Loan Document shall be in writing, may be delivered personally or sent by certified mail with postage prepaid or by reputable courier service with charges prepaid. Any notice or demand sent to Mortgagor by certified mail or reputable courier service shall be addressed to Mortgagor c/o Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, MI 48034, Attn.: Karen J. Dearing and SVP Finance or at such other address in the United States of America as Mortgagor shall designate in a notice to Mortgagee given in the manner described herein. A copy of any such notice sent to Mortgagor shall be sent to Jaffe, Raitt, Heuer & Weiss, P.C., Attn.: Arthur Weiss and Alicia S. Schehr, 27777 Franklin Road, Suite 2500, Southfield, MI or to such other address in the United States of America as Mortgagor shall designate in a notice to Mortgagee given in the manner described herein. Any notice sent to Mortgagee by certified mail or reputable courier service shall be addressed to The Northwestern Mutual Life Insurance Company to the attention of the Real Estate Investment Department at 720 East Wisconsin Avenue, Milwaukee, WI 53202, or at such other addresses as Mortgagee shall designate in a notice given in the manner described herein. Any notice given to Mortgagee shall refer to the Loan No. set forth above. Any notice or demand hereunder shall be deemed given when received. Any notice or demand which is rejected, the acceptance of delivery of which is refused or which is incapable of being delivered during normal business hours at the address specified herein or such other address designated pursuant hereto shall be deemed received as of the date of attempted delivery.

Modification of Terms. Without affecting the liability of Mortgagor or any other person (except any person expressly released in writing) for payment of the Indebtedness or for performance of any obligation contained herein and without affecting the rights of Mortgagee with respect to any security not expressly released in writing, Mortgagee may, at any time and from time to time, either before or after the maturity of the Note, without notice or consent: (i) release any person liable for payment of all or any part of the Indebtedness or for performance of any obligation; (ii) make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Indebtedness, or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof; (iii) exercise or refrain from exercising or waive any right Mortgagee may have; (iv) accept additional security of any kind; (v) release or otherwise deal with any property, real or personal, securing the Indebtedness, including all or any part of the Property.

Exercise of Options. Whenever, by the terms of this instrument, of the Note or any of the other Loan Documents, Mortgagee is given any option, such option may be exercised when the right accrues or at any time thereafter, and no acceptance by Mortgagee of payment of Indebtedness in default shall constitute a waiver of any default then existing and continuing or thereafter occurring.

Nature and Succession of Agreements. Each of the provisions, covenants and agreements contained herein shall inure to the benefit of, and be binding on, the heirs, executors, administrators, successors, grantees, and assigns of the parties hereto, respectively, and the term "Mortgagee" shall include the owner and holder of the Note.

Legal Enforceability. No provision of this instrument, the Note or any other Loan Documents shall require the payment of interest or other obligation in excess of the maximum permitted by law. If any such excess payment is provided for in any Loan Documents or shall be adjudicated to be so provided, the provisions of this paragraph shall govern and Mortgagor shall not be obligated to pay the amount of such interest or other obligation to the extent that it is in excess of the amount permitted by law.

Limitation of Liability. Notwithstanding any provision contained herein to the contrary, the personal liability of Mortgagor shall be limited as provided in the Note.

TRS Agreements. With respect to (a) the lease dated of even date (the “Park Model Lease”) between Mortgagor and Sun TRS Sun N Fun RV Resort LLC, a Michigan limited liability company (“TRS”) concerning the rental of park model manufactured homes on the Property, and (b) a Lease Agreement dated of even date between Mortgagor and TRS concerning the leasing and operation of food and beverage facilities and a water park, among other things, on the Property by TRS (the “Service Agreement” and collectively with the Park Model Lease, the “TRS Agreements”) Mortgagor represents, acknowledges and agrees that:

(a)    Mortgagor will fully perform in all material respects its obligations under and enforce the TRS Agreements in accordance with their terms;

(b)    The TRS Agreements are in full force and effect and have not been amended (except as otherwise disclosed to Mortgagee), and there are no defaults, claims or offsets thereunder nor any matters that may ripen into a default, claim or offset;

(c)    Mortgagor shall not take any action to cause or permit termination or material modification of the TRS Agreements, in each case, without Mortgagee's prior written consent, except with respect to modifications that do not have a material effect on the Property or on Mortgagor, and any other purported termination, amendment, cancellation, surrender or merger without Mortgagor’s consent shall be ineffective and constitute a default under this Lien Instrument; and

(d)    Under the Park Model Lease TRS shall maintain on the Property not less than one hundred (100) park model homes subject to leases or available for lease to Mortgagor, who in turn will make such park model homes available for lease to the public (as short term, long term and/or vacation rentals) for at least six (6) months of each year and not less than eighty five (85) park model homes subject to leases or available for lease to Mortgagor, who in turn will make such park model homes available for lease to the public (as short term, long term and/or vacation rentals) for at least the other six (6) months in each year.

Miscellaneous. Time is of the essence in each of the Loan Documents. Subject to the limitations on recourse set forth in the Note, the remedies of Mortgagee as provided herein or in any other Loan Document or at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of Mortgagee, and may be exercised as often as occasion therefor shall occur; and neither the failure to exercise any such right or remedy nor any acceptance by Mortgagee of payment of Indebtedness in default shall in any event be construed as a waiver or release of any right or remedy. Neither this instrument nor any other Loan Document may be modified or terminated orally but only by agreement or discharge in writing and signed by Mortgagor and Mortgagee. If any of the provisions of any Loan Document or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of such Loan Document and each of the other Loan Documents, and the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of each of the Loan Documents shall be valid and enforceable to the fullest extent permitted by law.

Waiver of Jury Trial. Mortgagor hereby waives any right to trial by jury with respect to any action or proceeding (a) brought by Mortgagor, Mortgagee or any other person relating to (i) the obligations secured hereby and/or any understandings or prior dealings between the parties hereto or (ii) the Loan Documents or the Environmental Indemnity Agreement, or (b) to which Mortgagee is a party.

Captions. The captions contained herein are for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect this instrument.

Governing Law. This instrument, the interpretation hereof and the rights, obligations, duties and liabilities hereunder shall be governed and controlled by the laws of the state in which the Property is located.

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Signatures commence on following page)

IN WITNESS WHEREOF, this instrument has been executed by the Mortgagor as of the day and year first above written.

Signed in presence of:

SNF PROPERTY LLC, a Delaware limited liability company
Name Type or Printed
By:     /s/ Karen J. Dearing
Name: Karen J. Dearing
/s/ Joshua Borson                    Its: Authorized Representative
Joshua Borson
Name Type or Printed

MORTGAGEE:    THE NORTHWESTERN MUTUAL LIFE
INSURANCE COMPANY, a Wisconsin
corporation
Signed in presence of:
/s/ Anna K. Bagstad                By:    Northwestern Mutual Investment
Anna K. Bagstad                    Management Company, LLC, a
Name Type or Printed                Delaware limited liability company, its
wholly-owned affiliate

/s/ Tiffany M. Moody                By:     /s/ Joseph Miller
Tiffany M. Moody                    Name:     Joseph Miller
Name Type or Printed                Its:         Managing Director

Attest /s/ Brian D. Bennett
Name:     Brian D. Bennett
Its:         Assistant Secretary